Calculation of Filing Fee Tables
S-4
Avalanche Treasury Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Pubco Class A Stock, par value $0.01 per share	Other	28,100,000	$ 10.53	$ 295,893,000.00	0.0001381	$ 40,862.82
Fees to be Paid	2	Equity	Pubco Class A Stock, par value $0.01 per share	Other	27,368,670		$ 124,078,355.02	0.0001381	$ 17,135.22
Fees to be Paid	3	Equity	Pubco Class B Stock, par value $0.01 per share	Other	5,805,638		$ 26,320,387.98	0.0001381	$ 3,634.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 446,291,743.00		$ 61,632.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 61,632.89
Offering Note
[1]	Note 1a. Estimated solely for the purpose of calculating the registration fee. Not 1b. All securities being registered represent the estimated number of securities issued by Avalanche Treasury Corporation ("Pubco"), in connection with the business combination among Mountain Lake Acquisition Corp. ("MLAC"), Pubco, Avalanche SPAC Merger Sub LLC, a Delaware limited liability company ("MLAC Merger Sub"), Avalanche Company Merger Sub LLC, a Delaware limited liability company, Avalanche Treasury Company LLC, a Delaware limited liability company (the "Company" or "AVAT") and Dragonfly Digital Management, LLC, a Delaware limited liability company (the "Seller") ("Business Combination"). Note 1c. Prior to the Closing, MLAC will effect a domestication under Section 388 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 206 of the Cayman Act (the "Domestication"), pursuant to which MLAC will transfer by way of continuation to and become a Delaware corporation. At least two hours after the Domestication, MLAC Merger Sub will merge with and into MLAC in accordance with the applicable provisions of the DGCL and the Limited Liability Company Act of the State of Delaware, with MLAC continuing as the surviving company and a wholly-owned subsidiary of Pubco and with MLAC Shareholders receiving one share of non-voting Class A common stock, par value $0.01 per share, of Pubco ("Pubco Class A Stock") for each Class A ordinary share, par value $0.0001 per share, of MLAC (the "MLAC Class A Ordinary Shares") held by such shareholder, and with each holder of one right that was included as part of each MLAC unit issued upon the closing of the MLAC IPO entitling the holder thereof to receive one-tenth (1/10th) of an MLAC Class A Ordinary Share upon the consummation by MLAC of its Business Combination (the "MLAC Rights") receiving one share of Pubco Class A Stock in exchange for every ten (10) MLAC Rights held by such holder. Contemporaneously with the consummation of the Business Combination, the Sponsor shall submit for cancellation 4,387,500 MLAC Class B Ordinary Shares, as a result, the Sponsor will retain 2,800,000 MLAC Class B Ordinary Shares which shall each be converted automatically into one (1) share of Pubco Class A Stock, following which all such MLAC Class B Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. Note 1d. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Note 1e. With respect to the fees to be paid, pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and estimated solely for the purpose of calculating the registration fee, based on the average of the high and low trading prices of the MLAC Class A Ordinary Shares on Nasdaq on March 24, 2026.

[2]	See Notes 1a., 1b., and 1d. Note 2a. The maximum number of shres of Pubco Class A Stock estimated to be issued or issuable in connection with the Business Combination to members of the Company is based on 5,805,638 class A common membership units of the Company ("Company Units") held by Dragonfly Ventures L.P. and Dragonfly Ventures II, L.P. (together, the "Funds"), and 21,563,032 Company Units held by investors that purchased Company Units pursuant to the company unit subscription agreements on October 1, 2025 among such investors, the Company, Pubco and MLAC (each such investor, a "Company Member"). Upon consummation of the Business Combination, each Company Unit held by a Company Member will be exchanged for one share of Pubco Class A Stock, and each Company Unit held by the Funds will be exchanged for one share of Pubco Class A Stock and one share of Pubco Class B common stock, par value $0.01 per share ("Pubco Class B Stock"). Note 2b. Calculated in accordance with Rule 457(f)(2) promulgated under the Securities Act based on the book value of the equity of the Company as of December 31, 2025, the latest practicable date for which such information is available, of $150,398,743 (or, based on 21,563,032 Company Units being exchanged for 21,563,032 shares of Pubco Class A Stock, and 5,805,638 Company Units being exchanged for 5,805,638 shares of Pubco Class A Stock and 5,805,638 shares of Pubco Class B Stock, approximately $4.53).

[3]	See Notes 1a., 1b., 1d., and 2b. Upon consummation of the Business Combination, the Funds will receive one share of Pubco Class A Stock and one share of Pubco Class B Common Stock for each Company Unit held by the Funds.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date